Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

HearUSA, Inc.
West Palm Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 2004, relating to the consolidated financial statements and schedule of HearUSA, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 27, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman
BDO Seidman, LLP
West Palm Beach, Florida

May 11, 2004